                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                      (I.R.S. EMPLOYER
                                               IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                                  SALOMON INC
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                   22-1660266
 (STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

     7 WORLD TRADE CENTER
     NEW YORK, NEW YORK                                                  10048
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A)  NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 1st day of March, 1994.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE,


            By /s/ R. D. MANELLA
               R. D. Manella
               Vice President



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                 March 1, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between SALOMON INC and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         The First National Bank of Chicago


                         By:   /s/ R. D. MANELLA
                               R. D. Manella
                               Vice President

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:     The First National Bank of Chicago          Call Date: 12/31/93 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                           DOLLAR AMOUNTS IN                     C400               LESS THAN
                                                              THOUSANDS               RCFD     BIL MIL THOU         ---------
                                                           -----------------          ----     ------------
ASSETS
1. Cash and balances due from depository
   institutions (from Schedule RCA-A):
   a. Noninterest-bearing balances and
    currency and coin(1) ...............................                              0081     3,552,441            1.a.
   b. Interest-bearing balances(2)......................                              0071     5,687,085            1.b.
2. Securities (from Schedule RC-B)......................                              0390      470,252             2
3. Federal funds sold and securities purchased
   under agreements to resell in domestic
   offices of the bank and its Edge and
   Agreement subsidiaries, and in IBFs:
   a. Federal Funds sold................................                              0276       3,985,638            3.a.
   b. Securities purchased under agreements to resell...                              0277         880,886            3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from
   Schedule RC-C).......................................   RCFD 2122 13,308,340                                       4.a.
   b. LESS: Allowance for loan and lease losses            RCFD 3123  339,885                                         4.b.
   c. LESS: Allocated transfer risk reserve                RCFD 3128      0                                           4.c.
   d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a minus 4.b
      and 4.c)..........................................                              2125      12,968,455            4.d.
5. Assets held in trading accounts                                                    2146       3,109,630            5.
6. Premises and fixed assets (including
   capitalized leases)..................................                              2145     497,559                6.
7. Other real estate owned (from Schedule RC-M)                    7                  2150         101,446            7.
8. Investments in unconsolidated subsidiaries and
   associated -98 companies (from Schedule RC-M)........                              2130           6,375            8.
9. Customers' liability to this bank on                                               2155         477,130            9.
   acceptances outstanding..............................
10.Intangible assets (from Schedule RC-M)...............                              2143         147,257           10.
11.Other assets (from Schedule RC-F)....................                              2160       2,607,308           11.
12.Total assets (sum of items 1 through 11).............                              2170      34,491,462           12.

- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:    The First National Bank of Chicago         Call Date: 12/31/93 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                           Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                          DOLLAR AMOUNTS IN
                                                                             Thousands                       BIL MIL THOU
                                                                          ----------------                   ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) ...........................                                  RCON 2200   15,870,533     13.a.
        (1) Noninterest-bearing(1)  ...........................           RCON 6631  7,494,138                              13.a.(1)
        (2) Interest-bearing                                              RCON 6636  8,376,395                              13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)......................                                 RCFN 2200    7,254,022     13.b.
        (1) Noninterest bearing ................................          RCFN 6631    352,283                              13.b.(1)
        (2) Interest-bearing                                              RCFN 6636  6,901,739                              13.b.(2)
14.     Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
        its Edge and Agreement subsidiaries, and in IBFs:
        a. Federal funds purchased .............................                                 RCFD 0278    2,649,907     14.a.
        b. Securities sold under agreements to repurchase.......                                 RCFD 0279      171,899     14.b.
15.  Demand notes issued to the U.S. Treasury ..................                                 RCON 2840      106,087     15.
16.  Other borrowed money ......................................                                 RCFD 2850    1,782,869     16.
17.  Mortgage indebtedness and obligations under capitalized
     leases ....................................................                                 RCFD 2910      267,000     17.
18.  Bank's liability on  acceptance executed and outstanding...                                 RCFD 2920      477,130     18.
19.  Subordinated notes and debentures .........................                                 RCFD 3200    1,175,000     19.
20.  Other liabilities (from Schedule RC-G) ....................                                 RCFD 2930    2,049,329     20.
21.  Total liabilities (sum of items 13 through 20) ............                                 RCFD 2948   31,803,776     21.
22.  Limited-Life preferred ....................................                                 RCFD 3282            0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .............                                 RCFD 3838            0     23.
24.  Common stock ..............................................                                 RCFD 3230      200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)...                                 RCFD 3839    2,254,940     25.
26.  a. Undivided profits and capital reserves .................                                 RCFD 3632      232,478     26.a.
     b. LESS: Net unrealized loss on marketable equity
        securities .............................................                                 RCFD 0297         (299)    26.b.
27.  Cumulative foreign currency translation adjustments .......                                 RCFD 3284         (889)    27.
28.  Total equity capital (sum of items 23 through 27) .........                                 RCFD 3210    2,687,686     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) .....................                                 RCFD 3300   34,491,462      29.

Memorandum
To be reported only with  the March Report of  Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

     auditors as of any date during 1992................................................................RCFA 6724 N/A      M.1.


 1 =    Independent audit of the bank conducted in                  4. =  Directors' examination of the bank performed by other
        accordance with generally accepted auditing                       external auditors (may be required by state chartering
        standards by a certified public accounting                        authority)
        firm which submits a report on the bank                     5. =  Review of the bank's financial statements by
 2 =    Independent audit of the bank's parent holding                    external auditors
        company conducted in accordance with generally              6. =  Compilation of the bank's financial statements  by
        accepted auditing standards by a certified                        external auditors
        public accounting firm which submits a                      7. =  Other audit procedures (excluding tax preparation work)
        report on the consolidated holding                          8. =  No external audit work
        company (but not on the bank separately)
 3 =    Directors' examination of the bank conducted in
        accordance with generally accepted auditing
        standards by a certified public accounting firm
        (may be required by state chartering authority)

 -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.